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                                                                    EXHIBIT 11

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 42 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 2-90946) on behalf of Eaton Vance High Income Fund of our report dated May 9, 1997, relating to Eaton Vance High Income Fund (formerly EV Marathon High Income Fund), and of our report dated May 9, 1997, relating to High Income Portfolio, which reports are included in the Annual Report to Shareholders for the year ended March 31, 1997, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                            /s/ DELOITTE  & TOUCHE LLP
                                                ----------------------------
                                                DELOITTE  & TOUCHE LLP

March 25, 1998
Boston, Massachusetts